EXHIBIT 24.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated January 30, 1998, except for the second paragraph of Note 8, as to which the date is March9, 1998, on our audits of the consolidated financial statements and financial statement schedule of CyberOptics Corporation as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996, and 1995, which reports are included or incorporated by reference in CyberOptics Corporation's Annual Report on Form 10-K for the year ended December 31, 1997.


                                         /s/ PricewaterhouseCoopers LLP

                                           PRICEWATERHOUSECOOPERS LLP


Minneapolis, Minnesota
August 17, 1998